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                                                      EXHIBIT 11

                                Statement Regarding Computation of Per Share Earnings

                                Three and Six Months Ended December 31, 1996 and 1995

                                   (dollars in thousands, except per share amounts)


                                                                 Three months ended             Six months ended
                                                                     December 31,                  December 31,
                                                             -------------------------     -------------------------
                                                                 1996           1995           1996           1995
                                                             ----------     ----------     ----------     ----------

Net Income .............................................     $    2,398     $    1,916     $    1,629     $    3,564
                                                             ==========     ==========     ==========     ==========


Number of shares outstanding
  Weighted average shares issued .......................      5,950,000      5,950,000      5,950,000      5,950,000
  Less: Weighted average shares held in treasury .......      1,101,255        538,133      1,105,222        431,644
  Less: Average shares held by the ESOP ................        476,000        476,000        476,000        476,000
  Plus: ESOP shares released or committed to be
             released during the fiscal year ...........         89,399         51,822         84,533         47,294
  Plus: Average common stock equivalents - primary .....        251,433        143,597        249,850        138,845
                                                             ----------     ----------     ----------     ----------
        Average primary shares .........................      4,713,577      5,131,286      4,703,161      5,228,495

  Plus: Average common stock equivalents - fully diluted          7,227          2,328          7,078          7,750
                                                             ----------     ----------     ----------     ----------
        Average fully diluted shares ...................      4,720,804      5,133,614      4,710,239      5,236,245
                                                             ==========     ==========     ==========     ==========

Earnings per common share
        Primary ........................................     $     0.51     $     0.37     $     0.35     $     0.68
                                                             ==========     ==========     ==========     ==========
        Fully diluted ..................................     $     0.51     $     0.37     $     0.35     $     0.68
                                                             ==========     ==========     ==========     ==========
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